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                                                                EXHIBIT 10(f)(2)

             LIBERTY NATIONAL BANK AND TRUST COMPANY OF LOUISVILLE

                                AMENDMENT NO. 2
                                       TO
                              EXCESS BENEFIT PLAN

        This is Amendment No. 2 to the Excess Benefit Plan of Liberty National Bank and Trust Company of Louisville ( the "Company") which was adopted as of January 1, 1984. This Amendment No. 2 shall be effective as of April 16, 1993.

                                    Recital
                                    -------

        The Company adopted the Excess Benefit Plan ( the "Plan") for the purpose of providing specified retirement benefits to select members of management and highly compensated employees to replace those benefits lost under the Company's Qualified Plan by reason of the limitations on benefits and contributions imposed by Section 415 of the Internal Revenue Code ( the "Code"). When the Company's Qualified Plan was amended and restated effective January 1, 1989 to take into account certain changes in the law, the Plan was amended to provide Participants with a benefit to replace the benefit they lost or may lose under the Company's Qualified Plan due to the change in the Plan's Benefit Formula in the 1989 restatement. The Company now wishes to amend the Plan to provide that new Participants will receive a benefit soley to replace those benefits lost under the company's Qualified Plan as amended and restated as of January 1, 1989 due to the limitations on benefits and contributions imposed by Section 415 of the Code and the limit on compensation imposed by Code Section 401 (a) (17) of the Code.

                                   Amendments
                                   ----------

 1. BENEFITS. Section 4.01 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

 4.01

 A. For employees who became Participants in the Plan prior to April 16, 1993, the amount of benefit payable per month under the Plan shall be the amount remaining after Step 3 below:

      Step 1: Calculate the benefit which would be payable to or on behalf of a Participant under the 1983 Qualified Plan, with the following adjustments:

        (i) Without application of any limitations in the 1983 Qualified Plan on annual benefits in accordance with Section 415 of the Code;

        (ii) Without regard to application of any of the limitations in the 1989 Qualified Plan on compensation that may be taken into account in determining a Participant's Average Monthly Earning's in accordance with
Section 401 (a) (17) of the Code.

        (iii) Assuming amounts deferred by a Participant under the Compensation Deferral Plan adopted in 1984 and salary redirection pursuant to the Company's Section
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125 Plan, both as amended from time to time, were included in his Average
Monthly Earnings; and

        (iv) Adjusted in accordance with the terms of the 1983 Qualified Plan for Late Retirement, Early Retirement, or payment in the event of disability.

        Step 2: Calculate the benefit which would be payable to or on behalf of a Participant under the 1989 Qualified Plan, with the adjustments listed in Step 1 above (replacing any references to the 1983 Qualified Plan with references to the 1989 Qualified Plan).

        Step 3: Subtract from the greater of the amount calculated in Step 1 or the amount calculated in Step 2 the benefit actually payable to or on behalf of a Participant under the Qualified Plan, assuming the benefit were paid as a Life Annuity.

        B. For employees who become Participants in the Plan on or after April 16, 1993, the amount of benefit payable per month under the Plan shall be the amount remaining after Step 2 below:

        Step 1: Calculate the benefit which would be payable to or on behalf of a Participant under the 1989 Qualified Plan, with the following adjustments:

        (i) Without application of any of the limitations in the 1989 Qualified Plan on annual benefits in accordance with Section 415 of the Code;

        (ii) Without regard to application of any of the limitations in the 1989 Qualified Plan on compensation that may be taken into account in determining a Participant's Average Monthly Earnings in accordance with Section 401(a)(17) of the Code;

        (iii) Assuming amount deferred by a Participant under the Compensation Deferral Plan adopted in 1984 and salary redirection pursuant to the Company's
Section 125 Plan, both as amended from tine to time, were included in his Average Monthly Earnings; and

        (iv) Adjusted in accordance with the terms of the 1989 Qualified Plan for late Retirement, Early Retirement, or payment in the event of disability.

        Step 2: Subtract from the amount calculated in Step 1 the benefit actually payable to or on behalf of a Participant under the Qualified Plan, assuming the benefit were paid as a Life Annuity.

        2. ELIGIBILITY. A Participant shall be eligible for participation in the Plan as amended by this Amendment No. 2 thereto only if the Committee, in its sold discretion, on an individual basis, selects that individual to participate pursuant to this Amendment. A Participant, after having been selected for participation by the Committee in the Plan as amended
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by Amendment No. 2, shall complete and  return to the Committee a duly executed
Amended Plan Acceptance.

        IN WITNESS WHEREOF, this Amendment No. 2 has been adopted by the Company this 16th day of April, 1993.


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